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                                                                 EXHIBIT 8(n)(i)

                             PARTICIPATION AGREEMENT

                                      AMONG

                            INVESCO STOCK FUNDS, INC.

                           INVESCO DISTRIBUTORS, INC.

                                       AND

                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


         THIS AGREEMENT, made and entered into as of this ____ day of __________, 2000 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the "Company"), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), and the INVESCO STOCK FUNDS, INC., a Maryland corporation (hereinafter the "Fund") and INVESCO DISTRIBUTORS, INC., (hereinafter the "Underwriter"), a Delaware corporation.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (the "Contract") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, as set forth on Schedule C, beneficial interests in the Fund are divided into series of shares, each representing the interest in a particular managed portfolio of securities and other assets (individually a "Portfolio" and collectively the "Portfolio"), as may be amended from time to time by mutual agreement of the parties hereto, to the Accounts of the Company; and

         WHEREAS, INVESCO Funds Group, Inc. (the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

         WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such



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Account on Schedule hereto, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

         WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts; and

         NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

         1.1. The Fund agrees to make available to the Company those shares of the Portfolio which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolio. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:15 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. The Fund may net the notice of redemptions it receives from the Company against the notice of purchases it receives from the Company.

         1.2 The Fund agrees to make Portfolio shares available continuously for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates Portfolio's net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell Portfolio shares to any person, or suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of a Portfolio. Notice of election to suspend or terminate shall be furnished in writing, by the Fund, said termination to be effective 10 Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.


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         1.3 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 10:15 a.m. Eastern time on the next following Business Day. Proceeds shall be wired to Company within three (3) Business Days or such longer period permitted by the Investment Company Act of 1940, as amended (the "1940 Act") or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that Company transmits the redemption order to the Fund. The Company alone shall be responsible for proper disbursement or crediting of redemption proceeds; the Fund will not bear any responsibility whatsoever for each action.

         1.4 The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement and the provisions the Fund's then-_________ prospectus. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account, or in an investment company other than the Fund.

         1.5 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

         1.6 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.7 The Fund shall furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on Portfolio shares. Notwithstanding this Section 1.7, the Fund shall utilize its best efforts to provide the Company with at least ten
(10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of the applicable Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.



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         1.8 The Fund shall make the net asset value per share for each
Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

         1.9 If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the number of shares purchased or redeemed to reflect the correct net asset value per share. The determination of materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

         1.10 The Fund shall provide written confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day. Such information shall be furnished by 1:00 p.m. Eastern time on the next Business Day.


                   ARTICLE II. Representations and Warranties

         2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the account from time to time as required to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The company represents that the contracts are, and will be at the time of issuance, treated as annuity contracts and/or life insurance policies under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to continue such treatment.

         2.2 The Fund represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland, and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and


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qualify Portfolio shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

         2.3 The Fund represents that, under the terms of its investment advisory agreements with Adviser, the Adviser will use its best efforts to manage the Portfolio in compliance with the Portfolio's investment objectives, policies and restrictions as set forth in the Portfolio Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a Regulated Investment Company ("RIC") in compliance with Subchapter M of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Portfolio is managed in compliance with Subchapter M and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to the Fund for ensuring that the Portfolio is managed in compliance with Subchapter M and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Fund shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify, and shall pursue those efforts necessary to enable each affected Portfolio of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company.

         2.4 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.5 The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland, and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

         2.6 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

         2.7 The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Delaware and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

         2.8 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal or state securities laws and that the


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Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

         2.9 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than two million dollars ($2 million). The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.11 The Company represents that it will not purchase shares of the Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1 The Fund shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information or place the Fund's Prospectus and Statement of Additional Information on the Company's internet website or other electronic media. All expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Fund. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall also be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.


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         3.2 The Fund's prospectus shall state that the Statement of Additional
Information for the Fund is available from the Underwriter or the Fund; The Fund shall provide the Company, at the Fund's expense, with as many such copies as the Company may reasonably request.

         3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

         3.4 If and to the extent required by law the Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Portfolio shares in accordance with instructions received from Contract owners; and

                  (iii) vote Portfolio shares for which no instructions have been received in the same proportion as shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the above standards and all legal requirements, including the Proxy Voting Procedures set forth in Schedule D.

                   ARTICLE IV. Sales Material and Information

         4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen Business Days after receipt of such material. The Fund, the Adviser, the Underwriter, or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, and no such material shall be used if the Fund, the Adviser, the Underwriter, or its designee so object.

         4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.


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         4.3 The Fund, the Adviser, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

         4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material provided by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

         4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

         4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities. In addition, the Company shall provide to the Fund at least one complete copy of
(i) a registration statement that relates to the Contracts or each Account, containing representative and relative disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer or relate to the Fund.

         4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or


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summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.8 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund's registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, consistent with Schedule D, or to make changes to its registration statement, in an orderly manner.

         4.9 The Fund, the Adviser and the Underwriter hereby consent to the Company's use of the names of the INVESCO, AMVESCAP and INVESCO Funds Group, Inc. as well as the names of the Designated Funds set forth in Schedule C of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 4.1 of this Agreement. Company acknowledges and agrees that Adviser and Underwriter and/or their affiliates own all right, title and interest in an to the name INVESCO and the INVESCO open circle design, and covenants not, at any time, to challenge the rights of Adviser and Underwriter and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Fund, the Adviser and the Underwriter hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Underwriter, subject to the Fund's, the Adviser's and/or the Underwriter's approval of such use and in accordance with reasonable requirements of the Fund, the Adviser or the Underwriter. Such consent will terminate with the termination of this Agreement. Adviser or Underwriter may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser's or Underwriter's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Adviser, Underwriter or such Funds or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Underwriter continues to be offered through variable insurance contracts issued by Company; provided however, that Adviser or Underwriter may, in either's individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Underwriter.

         4.10 The Fund, the Adviser, the Underwriter and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Underwriter, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.


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                          ARTICLE V. Fees and Expenses

         5.1 The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated. The Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Portfolio or of the underlying Contracts.

         5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, to the extent permitted by law. The Fund shall be responsible for ensuring that all Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

         5.3 The Fund shall bear the expenses of printing and distributing the Fund's Prospectus and of printing and distributing the Fund's proxy materials and reports to such Contract owners.

                         ARTICLE VI. Foreign Tax Credits

         6.1 The Fund agrees to consult in advance with the Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


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                          ARTICLE VII. Indemnification

         7.1 Indemnification By The Company

         7.1(a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter, and each person who controls or is associated with the Fund, the Adviser, or the Underwriter within the meaning of such terms under the federal securities laws, and each director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or statement of Additional Information for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

         (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1 (b) and 7.1 (c) hereof.

         7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate. at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         7.2 Indemnification by the Underwriter

         7.2(a) The Underwriter agrees to indemnify and hold harmless the Company and (not a party hereto) each of its respective directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

         (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a regulated investment company under Subchapter M of the Code); or

         (v) arise out of or result from any material breach of any representation or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

         7.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

         7.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.2(d) The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Account.

         7.3 Indemnification By the Fund

         7.3(a) The Fund agrees to indemnify and hold harmless the Company and each of its respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

         (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a regulated investment company under Subchapter M of the Code); or

         (ii) arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

         7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against on Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

         7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                          ARTICLE VIII. Applicable Law

         8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

         8.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant not applicable Public Funds, and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE IX. Termination

         9.1 This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party for any reason with respect to one, some, or all of the Portfolios, upon one hundred eighty (180) day's advance written notice delivered to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

                  (b) termination by the Company by written notice to the Fund and Underwriter with respect to any Portfolio, based upon the Company's good faith determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio, in the event the Portfolio's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to do so qualify; or

                  (e) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity such termination to be effective sixty (60) days after receipt by the Company of written notice of the election to terminate; or

                  (f) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (g) termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, the Adviser or the Underwriter by the NASD, the SEC or other applicable regulatory body; or

                  (h) termination by any party by advance written notice upon the "assignment" of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

                  (i) termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

                  (j) termination by the Company or the Fund arising from the substitution of Fund shares with the shares of another investment company for the

                           Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC and subject to receipt of any necessary regulatory approvals and/or the vote of Contract owners having an interest in the Account (or sub-account), Company will give sixty (60) day's written notice to the Fund and the Underwriter of any proposed action to replace Fund shares; or

                  (k) termination by the Company, the Fund or the Underwriter by written notice to the other parties upon a material breach of the Agreement by the other party; or

                  (l) termination by the Fund in the event any of the Contract are not issued in accordance with applicable federal and/or state law; such termination to be effective immediately without notice.

                  9.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation. the owners of the Existing Contracts shall be permitted to reallocate investments in the designated Portfolio, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                               ARTICLE X. Notices

                  Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:

                           INVESCO Stock Funds, Inc.
                           --------------------------
                           7800 E. Union Ave.
                           --------------------------
                           Denver, CO 80217-3706
                           --------------------------
                           Attention: General Counsel
                                      ---------------
                           Fax No.
                                  -------------------

                  If to the Underwriter:

                           INVESCO Distributors, Inc.
                           --------------------------
                           7800 E. Union Ave.
                           --------------------------
                           Denver, CO 80217-3706
                           --------------------------
                           Attention: General Counsel
                                      ---------------
                           Fax No.
                                  -------------------


                  If to the Company:

                           2929 Allen Parkway
                           Houston, TX  77019
                           Attention: General Counsel
                           Fax No.  (713) 831-1106


                            ARTICLE XI. Miscellaneous

         11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

         11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party's respective interests are adverse to or in conflict with another party's interests.

         11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto.

         11.9 The parties hereto acknowledge and agree that this Agreement shall not be exclusive in any respect.

         IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

THE VARIABLE ANNUITY LIFE                   INVESCO STOCK FUNDS, INC.
INSURANCE COMPANY


By:                                         By:
   ----------------------------                ----------------------------

Title:                                      Title:
      -------------------------                   -------------------------

Date:                                       Date:
      -------------------------                   -------------------------



                                            INVESCO DISTRIBUTORS, INC.




                                            By:
                                               ----------------------------

                                            Title:
                                                  -------------------------

                                            Date:
                                                  -------------------------

                                   Schedule A

                                    Accounts


                                          Date of Resolution of Company's Board
Name of Account                           which Established the Account
---------------                           -------------------------------------
The Variable Annuity Life Insurance       April 18, 1979
Company Separate Account A

                                   Schedule B

                                    Contracts



o        Portfolio Director Series

                                   Schedule C

                               Series of the Fund


o        INVESCO Blue Chip Growth Fund

                                   Schedule D

                             Proxy Voting Procedures


This following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the fund. The defined terms herein shall have the meaning assigned in the Participation Agreement except that the term "Company: shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the company by the Fund as early as possible before the date set by the fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units that are attributed to each contract owner/policy (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         NOTE: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the company either before or together with the Customer's receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

         o        name (legal name as found on account registration)

         o        address

         o        Fund or account number

         o        coding to state number of units

         o individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folder notices an statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include.

         o        Voting Instruction Card(s)

         o        one proxy notice and statement (one document)

         o return envelope (postage pre-paid by company) addressed to the Company or its tabulation agent

         o "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that request Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

         o cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.       Package mailed by the Company.

         * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         NOTE: Postmarks are not generally needed. A need to postmark information would be due to an insurance company's internal procedure and has not been required by the fund in the past.

9. Signatures on Card checked against legal name on account registration that was printed on the Card.

         NOTE: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units that are then converted to shares. (It is very important that the Fund receives the tabulation stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the company to the Fund on the morning of the meeting no later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote shares will be required from the company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote in challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.